SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 8, 2008

Palomar Medical Technologies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdic- tion of incorporation)	0-22340 (Commission File Number)	04-3128178 (IRS Employer Identification Number)

82 Cambridge Street, Burlington, Massachusetts 01803
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (781) 993-2300

(Former Name or Former Address, if Changed Since Last Report)

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

       On January 9, 2008, Palomar Medical Technologies, Inc., a Delaware corporation (the “Company”), announced that it had entered into an International Distributor Agreement with Q-MED AB (Publ), a Swedish corporation (“Q-MED”) for the marketing, advertising, promotion, sale and distribution of the Company's professional products for aesthetic treatments outside North America. The Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K. The Company’s press release announcing this Agreement is entitled “Palomar and Q-MED AB Enter Into International Distribution Agreement, Q-MED AB to distribute Palomar Products outside North America” and is filed as Exhibit 99.1 to this Current Report on Form 8-K. This summary description of the event is qualified in its entirety by reference to the Agreement.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Number	Title
10.1*	International Distributor Agreement, effective as of January 8, 2008, between Palomar Medical Technologies, Inc. and Q-MED AB (Publ).
99.1	Press Release issued by Palomar Medical Technologies, Inc. on January 9, 2008
*Portions of this exhibit have been omitted subject to a pending request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, and in connection with that request an unredacted copy of this exhibit has been filed with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PALOMAR MEDICAL TECHNOLOGIES, INC.

By: /s/ Joseph P. Caruso —————————————— Chief Executive Officer and President
Date: January 9, 2008

EXHIBIT INDEX

Number	Title
10.1*	International Distributor Agreement, effective as of January 8, 2008, between Palomar Medical Technologies, Inc. and Q-MED AB (Publ).
99.1	Press Release issued by Palomar Medical Technologies, Inc. on January 9, 2008
*Portions of this exhibit have been omitted subject to a pending request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, and in connection with that request an unredacted copy of this exhibit has been filed with the SEC.